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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2002

                             U.S. HOME SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                   0-18291                    75-2922239
(State or other jurisdiction       (Commission               (I.R.S. Employer
      of incorporation)            File Number)           Identification Number)

750 State Highway 121 Bypass, Suite 170
            Lewisville, Texas                                     75067
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (214) 488-6300

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 31, 2002, U.S. Home Systems, Inc. (Nasdaq: USHS), through its wholly-owned subsidiary, U.S. Remodelers, Inc., consummated an acquisition of certain assets of Reface, Inc. Reface is a privately-held Norfolk, Virginia based specialty product home improvement business specializing in kitchen and bath remodeling. The Reface assets were purchased for $100,000 in cash and the issuance of 55,556 shares of USHS common stock. The purchase price is subject to adjustment upon the occurrence of certain events. The principal officer of Reface entered into a three-year employment agreement with U.S. Remodelers and will manage U.S. Remodelers' operations in the Virginia Beach and Richmond, Virginia area.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on May 31, 2002 on its behalf by the undersigned, thereto duly authorized.

                                        U.S. HOME SYSTEMS, INC.


                                        By:        /s/ Murray H. Gross
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                                           Murray H. Gross
                                           President and Chief Executive Officer

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